TEAMING AGREEMENT

THIS TEAMING AGREEMENT, entered into this 31 day of JANUARY, 2008, by and between **BioShaft Water Technology, Inc. 5927 Balfour Court #201, Carlsbad, CA 92008, USA** (hereinafter referred to as "**BioShaft**"), and **Rapid Impact Compaction Contracting LLC, 2020 Gold & Diamond Park, PO Box 282741 Dubai, UAE** (hereinafter referred to as "**RIC**").

WHEREAS, the parties hereto have expressed a mutual interest in pursuing together an association to provide services for BWT Sewage Treatment projects in the Gulf Region, with exclusivity in the UAE.

WHEREAS, the parties each have unique strengths and capabilities with respect to performance of business development, engineering, design and construction overview, and

WHEREAS, it is the intention of the parties to have a long term relationship where both parties will mutually benefit each other, and

WHEREAS, the parties have decided that it is in the interest of each other to jointly perform work together over the long term. Therefore, BioShaft will assist RIC to develop a division (within RIC) specialized in the field of Sewage Treatment plants by the patented BioShaft Technology over a five (5) year period. This development will take place on a project basis with greater initial project involvement by BioShaft leading to minimal involvement over a period to be mutually agreed upon.

NOW, THEREFORE, in consideration of the foregoing herein, it is hereby agreed to associate as follows:

1. Relationship

a. Develop a long term relationship.

b. During the term of this agreement the parties hereto shall be independent companies, and neither has the right or authority to take any action which may bind the other party, without its prior written consent. Neither party is authorized to make commitments, representations, warranties, or agreements on behalf of the other.

c. The parties each agree that their relationship to the other shall be exclusive with respect to the Association. Neither party shall submit a proposal, bid for services relating to the Project separately or with others, take any action or make any agreements or representations with respect to a Project that will in any way be inconsistent with the parties' agreement to jointly pursue the projects as provided in this Agreement. The scope of the services is identified in **Exhibit "A"** of this Agreement. (The above relationship should prevail as long as the agreement is valid)

d Before signing any project a Contractual services in the patented Hans BioShaft Technology the parties shall agree in writing as to the specifics of a contract. The arrangement will be set forth in a separate detailed written agreement (a "Project-Specific Agreement" whereas within five (5) years the work will be divided). Project-Specific Agreements will address at least the following subjects:

1) Legal structure between the parties,
2) Contracting entities to be used by each party,
3) Division of rights and responsibilities,
4) Relationships with third parties,
5) Procedure for determination of proposal price, and Parties shares of work/scope and profit

6) Accounting and auditing procedures,
7) Decision-making procedure and authority,
8) Dispute resolution procedure,
9) Terms if the project is terminated,
10) Applicable laws and language, and
11) Warranties and indemnification.

2. Responsibilities

(a) BioShaft

- BioShaft will pay a commission payment to RIC of 5% of BioShaft's Technology contract value with RIC.
- Fund salary and travel expenses for BioShaft employees
- Initially perform all engineering and manufacturing services (mostly in U.S.) and will assist RIC establish a division specialized in the Sewage Treatment over a five (5) year period whereas RIC work will be to sell, Install and handle all construction duties of the BIOSHAFT SEWAGE TREATMENT SYSTEMS, Civil, mechanical, electrical and environmental based on an agreed procedure for the transfer of skills on a project by project base.
- Obtain Sort Sourcing of the BioShaft Technology with the various Consulting Engineers, Ministries, Commissions, and Municipalities with assistance from RIC.

(b) RIC Company

- Provide office space and furnishing for BioShaft and clerical assistance
- Provide in-country transportation (auto/truck) during first 5 years.(Help only)
- Provide a major role in business development for BioShaft.
- Fund its employees and expenses for the projects.
- Sell, and construct Sewage Treatment Plants using the patented technology of BioShaft Water Technology.

3. Proposals

a. Both parties will work together and use their best efforts in the preparation of any lump sum joint and/or hourly proposals for services submitted in accordance with this Agreement. Both parties must agree to any proposal before it is submitted.

b. Each party shall bear all of its own expenses incurred in connection with the preparation of proposals, except as may be expressly provided to the contrary in an executed Project-Specific Agreement.

4. Contract Negotiations and Other Pre-Award Activities

a. After submission of any joint proposals, the parties will cooperate with each other in furnishing any additional information and data reasonably required to assist the client in its evaluation of the proposal and shall participate as reasonably required in any negotiations, presentations, additional submittals or other such activities. Each party hereto shall be solely responsible for the accuracy and completeness of any and all cost or pricing data, materials and certifications or representations prepared by it and submitted to the client in connection with a proposal or contract, and each party shall release, defend, indemnify and hold the other party harmless against any and all liability or loss which may arise in connection with such data, materials, certifications or representations, except only as may be expressly provided to the contrary in an executed Project-Specific Agreement.

b. The parties shall jointly conduct any contract negotiations with clients. Neither party shall enter into any agreements with any third parties with respect to the Project being pursued jointly, without the prior written consent of the other party hereunder.

5. Proprietary Information

a. Each party hereto shall designate in writing one or more individuals within its organization as the only person(s) authorized to receive Data exchanged between the parties. Any proposal submitted hereunder and the pages relating thereto which contain Data shall bear a restrictive legend acceptable to both parties.

6. Miscellaneous

a. Any publicity or advertising in connection with projects to be performed as a result of this Agreement shall not be released without the prior written consent of the other party. Neither party shall unreasonably withhold such consent.

b. The parties agree that governmental agencies may compel disclosure of this Agreement.

c. This Agreement shall be interpreted under the Laws of the State of CALIFORNIA, USA

d. This Agreement contains the entire Agreement between the parties and supersedes any prior or contemporaneous oral or written agreements, commitments, understandings or communications with respect to the subject matter hereof.

e. RIC cannot assign its rights or responsibilities under this Agreement without the prior written consent of BioShaft.

f. No subsequent modification of this Agreement shall be binding upon the parties unless reduced to writing and signed by an authorized officer of the party sought to be bound thereby.

g. The scope of this Agreement is confined solely to performance of work defined in Exhibit A.

h. Neither party shall be liable to the other party for any indirect, incidental, special or consequential damages, however caused, whether as a consequence of the negligence of the one party or otherwise.

i. Nothing in this Agreement shall preclude either party hereto from soliciting or accepting any contract from any third party in regard to other projects.

j. Both parties agree that no part of any monies paid in connection with any Project-Specific Agreement, or in any other manner in connection with this Agreement, shall be paid directly or indirectly to any agent, official or employee of any government or political party or to a candidate for political office. The parties agree that this Agreement may be subject to public scrutiny and that the parties may be required to furnish information concerning this Agreement in filings with governmental authorities.

k. In the event of a dispute regarding any matter covered by this Agreement, all matters at issue shall be referred to the appropriate executive officers of the parties for resolution.

l. Payments will be made to each party from the other party within ten (10) days of receipt of payment from the client.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

Bioshaft Water Technology, Inc. 5927 Balfour Court No.201 Carlsbad California United States of America	Rapid Impact Compaction Contracting LLC 2020 Gold & Diamond Park Dubai United Arab Emirates
BY: Hans Badreddine	**BY: Domenico Venuti**
CEO	**General Manager**
Dr. Hans Badreddine CEO Phone:760.536.4058 Email:hans@bioshaft.com	RAPID IMPACT COMPACTION CONTRACTING (LLC) Dubai - U.A.E.
DATE: 31. JAN 2008	DATE: 31 JANUARY 2008

EXHIBIT "A"

Services Offered by BioShaft

- Engineering and Manufacturing Services:
- Wastewater (Sewage) Treatment systems using the patented Hans BioShaft System
- Supervision of installation, start up and commissioning.
- Any Contracting Construction Actual installation cost done by RIC or others shall be compensated outside the 5% commission.

Services Offered by RIC

- General Contracting Services and Supervision thereof.